CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us under “Financial Highlights” in the Prospectus dated June 1, 2010 of Invesco Tax-Exempt Securities Fund and the Prospectus dated June 1, 2010, of Invesco New York Tax-Free Income Fund, each of which is incorporated by reference into the Joint Proxy Statement/Prospectus included in the Registration Statement on Form N-14 of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) (the “Registration Statement”).
We consent to the incorporation by reference in the Statement of Additional Information included in the Registration Statement of (i) our report dated February 25, 2010, relating to the financial statements and financial highlights of the Morgan Stanley Tax-Exempt Securities Trust for the year ended December 31, 2009; and (ii) our report dated February 25, 2010, relating to the financial statements and financial highlights of the Morgan Stanley New York Tax-Free Income Fund for the year ended December 31, 2009. We also consent to the incorporation by reference of our reports dated February 25, 2010 in the (i) Statement of Additional Information for the AIM Tax Exempt Funds (Invesco Tax Exempt Funds) dated June 1, 2010 and (ii) Statement of Additional Information for the AIM Counselor Series Trust (Invesco Counselor Series Trust) dated October 29, 2010, each of which is incorporated by reference into the Statement of Additional Information included in the Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
November 17, 2010